Exhibit 99.1

DuPont Announces Agreement with FMC

– DuPont to Divest a Portion of Its Crop Protection Business and Acquire FMC’s Health & Nutrition Business –

– Transaction Marks Meaningful Step Forward in Proposed DuPont and Dow Merger; Maintains Significant Strategic Value Creation Potential of Merger Transaction –

– Merger with Dow Now Expected to Close Between August 1 and September 1 –

Wilmington, DE — March 31, 2017 – DuPont (NYSE: DD) today announced that it has entered into a definitive agreement with FMC Corporation (NYSE: FMC) to divest a portion of DuPont’s Crop Protection business, including certain research and development capabilities, and to acquire substantially all of FMC’s Health & Nutrition business. The transaction includes consideration to DuPont of $1.6 billion to reflect the difference in the value of the assets, including cash of $1.2 billion and working capital of $425 million. The divestiture will satisfy DuPont’s commitments to the European Commission in connection with its conditional regulatory clearance of the merger with Dow.

“We believe this agreement is an excellent outcome that serves the best interests of all stakeholders, including our shareholders, customers and employees,” said Edward D. Breen, chairman and chief executive officer of DuPont. “Our intended independent Agriculture company will continue to benefit from the combined, complementary strengths of DuPont and Dow, which will include greatly expanded offerings and a robust pipeline across seed germplasm, biotech traits, and crop protection to provide greater choice and innovation to growers around the world. At the same time, we are significantly enhancing our Nutrition & Health capabilities, a key area of growth and opportunity for the intended independent Specialty Products company.

“This agreement with FMC is a win-win. It is pro-competitive; it advances the regulatory approval process; and it maintains the strategic logic and value creation potential of our merger with Dow and the three independent companies we intend to create,” concluded Breen.

The merger transaction is still expected to generate cost synergies of approximately $3 billion and growth synergies of $1 billion.

Divestiture of Select DuPont Crop Protection Assets

Under the terms of the agreement, FMC will acquire DuPont’s Cereal Broadleaf Herbicides and Chewing Insecticides portfolios – including Rynaxypyr®, Cyazypyr® and Indoxacarb. In addition, FMC will acquire the DuPont Crop Protection research and development pipeline and organization, excluding seed treatment, nematicides, and late-stage R&D programs, which DuPont will continue to develop and bring to market, and excluding personnel needed to support marketed products and R&D programs that will remain with DuPont. The assets being divested generated revenues in 2016 of about $1.4 billion.

E. I. du Pont de Nemours and Company

Following the divestiture, the Agriculture division of the merged company will retain strong crop protection assets, including an excellent portfolio in corn and soy broadleaf and grass control, a robust cereal weed control portfolio, DuPont’s strong position in disease control, and Dow AgroSciences’ industry leading insecticide portfolio. With its continued strength in R&D, the combined Agriculture division will be well positioned to accelerate growth, leveraging strong pipelines in both seeds and chemistry to serve growers around the world with a robust portfolio of innovative solutions, greater choice, and competitive price for value.

Acquisition of FMC Health & Nutrition Business

As part of the transaction agreement, DuPont will acquire FMC’s Health & Nutrition business, which generated more than $700 million in revenues in 2016 from two main segments: texturants as food ingredients and pharmaceutical excipients. The business is highly complementary to DuPont’s existing Nutrition & Health (N&H) business with opportunity for growth synergies. By integrating FMC’s complementary Health & Nutrition business, DuPont will strengthen its N&H capabilities with broader offerings and an expanded footprint.

DuPont’s N&H business is a leader in the food ingredients industry, using renewably sourced raw materials to create a wide range of ingredients that food manufacturers use to provide safer, healthier, more affordable and nutritious food and beverages for consumers. This transaction strengthens DuPont’s access to key ingredients for its systems and food texturants portfolio, enables the business to expand into the fast-growing pharma excipients space, and provides access to new and complementary routes to market. As a result, DuPont N&H will be in a stronger position to drive growth, invest in R&D, and provide more products and solutions to customers worldwide.

The transaction with FMC is expected to close in the fourth quarter of 2017, subject to the closing of the DuPont and Dow merger, in addition to other customary closing conditions, including regulatory approvals.

To accommodate the requirements of the FMC transaction, DuPont and Dow have amended the merger agreement to extend the “Outside Date” to August 31, 2017, and the companies anticipate closing of the merger to occur between August 1, 2017 and September 1, 2017, subject to satisfaction of customary closing conditions, including receipt of regulatory approvals. The companies still expect the intended spin-offs to occur within 18 months after closing. In addition, Dow and DuPont are announcing that they now expect the first spin-off of the intended separation process will be the spin-off of the post-merger Material Science company.

Evercore and Goldman, Sachs & Co. are serving as DuPont’s financial advisors for the transaction, with Skadden, Arps, Slate, Meagher & Flom LLP acting as its legal advisor.

DuPont will hold a conference call and webcast on Friday, Mar. 31, 2017, at 9:00 AM ET to discuss this news release. The webcast and additional presentation materials can be accessed by visiting the company’s investor website (Events & Presentations) at www.investors.dupont.com. A replay of the conference call webcast will be available for 90 days by calling 1 (630) 652-3042, Passcode 6596503#. For additional information see the investor center at http://www.dupont.com.

About DuPont

DuPont (NYSE: DD) has been bringing world-class science and engineering to the global marketplace in the form of innovative products, materials, and services since 1802. The company believes that by collaborating with customers, governments, NGOs, and thought leaders, we can help find solutions to such global challenges as providing enough healthy food for people everywhere, decreasing dependence on fossil fuels, and protecting life and the environment. For additional information about DuPont and its commitment to inclusive innovation, please visit www.dupont.com.

Contacts:

Media	Investors
Dan Turner	Greg Friedman
daniel.a.turner@dupont.com	greg.friedman@dupont.com
+1 302-996-8372	+1 302-774-4994

Forward-Looking Statements:

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed merger of equals transaction with The Dow Chemical Company (the “DowDuPont Merger”) and the proposed transaction with FMC and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the DowDuPont Merger or the proposed transaction or to make or take any filing or other action required to consummate such transactions in a timely manner or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to, (i) the completion of the DowDuPont Merger and the proposed transaction on anticipated terms and timing, including obtaining regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the new combined company’s or the Health and Nutrition business’s operations and other conditions to the completion of the DowDuPont Merger and the proposed transaction, (ii) the possibility that the DowDuPont Merger and the proposed transaction may not close, including because the various approvals, authorizations and declarations of non-objections from certain regulatory and governmental authorities with respect to either the DowDuPont Merger or the proposed transaction may not be obtained, on a timely basis or otherwise, including that these regulatory or governmental authorities may not approve of FMC as an acceptable purchaser of the Ag business in connection with the proposed transaction or may impose conditions on the granting of the various approvals, authorizations and declarations of non-objections, including requiring the respective Dow, DuPont and FMC businesses, including the Health and Nutrition business (in the case of DuPont) and the Ag business (in the case of FMC), to divest certain assets if necessary to obtain certain regulatory approvals or otherwise limiting the ability of the combined company to integrate parts of the Dow and DuPont businesses and/or the DuPont and Health and Nutrition businesses, (iii) the ability of DuPont to integrate the Health and Nutrition business successfully and to achieve anticipated synergies, (iv) potential litigation or regulatory actions relating to the DowDuPont Merger or the proposed transaction that could be instituted against DuPont or its directors, (v) the risk that disruptions from the DowDuPont Merger or the proposed transaction will harm DuPont’s business, including current plans and operations, (vi) the ability of DuPont to retain and hire key personnel, (vii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the DowDuPont Merger or the proposed transaction, (viii) uncertainty as to the long-term value of DowDuPont common stock, (ix) continued availability of capital and financing and rating agency actions, (x) legislative, regulatory and economic developments, (xi) potential business uncertainty, including changes to existing business relationships, during the pendency of the DowDuPont Merger or the proposed transaction that could affect DuPont’s financial performance, (xii) certain restrictions during the pendency of the DowDuPont Merger or the proposed transaction that may impact DuPont’s ability to pursue certain business opportunities or strategic transactions and (xiii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors. These risks, as well as other risks associated with the DowDuPont Merger or the proposed transaction, are or will be more fully discussed in (1) DuPont’s most recently filed Form 10-K, 10-Q and 8-K reports, (2) DuPont’s subsequently filed Form 10-K and 10-Q reports and (3) the joint proxy statement/prospectus included in the Registration Statement filed with the SEC in connection with the DowDuPont Merger. While the list of factors presented here is, and the list of factors presented in the relevant Form 10-K, 10-Q and 8-K reports and the Registration Statement are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on DuPont’s consolidated financial condition, results of operations, credit rating or liquidity. DuPont assumes no obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.